Exhibit 10(v)

Exhibit 10(v)   Share Transfer Agreement

                            SHARE TRANSFER AGREEMENT

         THIS SHARE TRANSFER AGREEMENT (the "Agreement") is made and entered into as of this 31st day of March, 2000, by and among Bachkine & Meyer Industries, S.A., a British Virgin Islands corporation, with an address at Rue de la Rotisserie 29, 1204 Geneva, Switzerland ("BMI"), Double Impact, Inc., a California corporation, with an address at 785 Market, San Fransisco, CA 94103 ("DI"), and New Generation Plastic, Inc., a Delaware corporation, with an address at 245 Park Avenue, 39th Floor, New York, New York 10167 ("NGH").

                              W I T N E S S E T H:

         WHEREAS, BMI is a majority shareholder of NGH, that is executing a name change to New Generation Holdings, Inc. and forming two private subsidiaries, New Generation Plastic, Inc. and New Generation Partners, Inc. ("NGPartners"). NGPartners will engage in the incubation of European Internet companies to create a collaborative network of business to business e-commerce, Internet infrastructure and wireless Internet companies; and

         WHEREAS, DI is a global venture catalyst firm which helps to accelerate the development of early stage Information Technology and Internet ventures; and

         WHEREAS, NGH, NGPartners and DI have entered into that certain Strategic Collaboration Agreement dated of even date herewith (the "SC Agreement") to collaborate in developing the business of NGPartners; and

         WHEREAS, BMI has agreed to transfer shares of common stock of NGH in accordance with first sentence of Section 3.3 of the SC Agreement; and

         WHEREAS, the parties desire to set forth in this Agreement the terms and conditions applicable to this Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I
                             BMI TO TRANSFER SHARES

         1.1 Transfer of Shares. BMI agrees that in consideration of DI's contribution to the co-founding of NGPartners, including the initial NGP Advisory, and its contribution to creating value in NGPartners, it shall transfer to DI 500,000 shares of NGH (NASDAQ BB: NGPX) common stock as soon as the transfer restrictions presently imposed on the shares are no longer applicable. NGH will fully cooperate in such transfer between BMI and DI.

         1.2 Registration Statement. BMI has been informed by NGH that a Form SB-2 registration statement was filed by NGH on March 10, 2000 for the resale of approximately 4,500,000 shares of NGH common stock by the holders thereof and that 500,000 shares owned by BMI are included in the shares to be registered. BMI and NGH shall take all necessary actions to prosecute such filing promptly to conclusion.

         1.3 BMI and NGH Representations in Connection with Transfer. BMI and NGH represent and warrant to DI that, upon the aforementioned shares' issuance to DI, all such shares will be validly issued, fully paid, and nonassessable, and DI will acquire good title to the shares, free and clear of any lien or other encumbrance. Such parties also represent and warrant that all necessary actions have been taken by BMI and NGH to duly authorize and approve such transaction.

         1.4 Further Actions. The parties agree to execute such further instruments and to take such further actions as may be necessary to carry out the intent of this Agreement.

                                   ARTICLE II
                               GENERAL PROVISIONS

         2.1 Notices. Any notices to be given hereunder by any party to the other party may be effected either by personal delivery in writing or by registered or certified mail (postage prepaid with return receipt requested), overnight delivery service or facsimile (with a copy by registered mail). Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change such address by written notice in accordance with this paragraph. The date upon which any such notice is received at the designated address shall be deemed to be the date of such notice.

         2.2 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

         2.3 Arbitration. In the event of a dispute between the parties arising under this Agreement, the parties shall submit to binding arbitration in New York County, New York, under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") before a single arbitrator chosen by the parties (or, in the event that the parties are unable to agree on an arbitrator, by the AAA) who is knowledgeable of the venture capital financial markets and the internet industry. Pre-trial and trial procedures in the arbitration shall generally be governed by the Federal Rules of Civil Procedure and the Federal Rules of Evidence. The decision of the arbitrator shall be final and binding with respect to the dispute subject to arbitration and shall be enforceable in any court of competent jurisdiction. Each party shall bear its own expenses and costs incurred in such arbitration. Nothing in this paragraph shall derogate from the rights of the parties to seek preliminary injunctive relief before the courts of New York to preserve the status quo.

         2.4 Waivers. Any delay or forbearance by either party in exercising any right hereunder shall not be deemed a waiver of that right.

         2.5 Entire Agreement. This Agreement, the attached schedules and exhibits constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all agreements, either oral or written, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

         2.6 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of such provision shall be construed so as to render it enforceable, to the extent feasible; and if no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement thereof

         2.7 Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

         2.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

         2.9 Public Announcements. The parties agree to cooperate in the preparation of any public announcement or communication with any news media in respect of this Agreement or the services performed.

         2.10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors, and permitted assigns.

         2.11 Negotiated Agreement. This Agreement is the result of negotiations between the parties. Accordingly, no party to this Agreement shall be deemed to be the author of this Agreement and there shall be no presumption that this Agreement is to be construed for or against any party to this Agreement on the basis of the authorship of this Agreement.

         2.12 Headings. The headings in this Agreement are inserted merely for the purpose of convenience and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

BACHKINE & MEYER INDUSTRIES, S.A             DOUBLE IMPACT, INC.


By: /s/ Jacques Mot                          By: /s/ D. Randall Boyer
    ------------------------------               ------------------------------
Name:  Jacques Mot                           Name:  D. Randall Boyer
Title: Chairman                              Title: President


NEW GENERATION PLASTIC, INC


By: /s/ Paul Hokfelt
    ------------------------------
Name:  Paul Hokfelt
Title: Chief Executive Officer